Exhibit 99.1

NEWS RELEASE

For More Information Contact:	For Release - January 25, 2005

J. Downey Bridgwater, President & Chief Executive Officer 713-507-2670 Stephen Raffaele, Executive Vice President & Chief Financial Officer 713-507-7408

STERLING BANCSHARES REPORTS FOURTH QUARTER 2004 EARNINGS

Net Income of $6.2 Million; Diluted EPS of $0.14

Quarterly Loan Growth of 5.3%

HOUSTON, TX, January 25, 2005 – Sterling Bancshares, Inc. (NASDAQ: SBIB) today reported net income of $6.2 million, or $0.14 per diluted share for the fourth quarter of 2004 compared to $5.9 million, or $0.13 per diluted share for the fourth quarter of 2003. Net income for the fourth quarter of 2004 included:

•	charges associated with the previously announced termination of certain business consulting contracts totaling $764 thousand, or $0.02 per diluted share, net of taxes,

•	asset impairment charges totaling $1.3 million, or $0.03 per diluted share, net of taxes, and

•	a reduction in income tax expense of $1.2 million, or $0.03 per diluted share as a result of the expiration of previous tax contingencies and refunds received.

Net income for the fourth quarter of 2003 included after-tax income of $694 thousand, or $0.01 per diluted share from the Company’s mortgage-banking segment which was sold on September 30, 2003 and separately reported as discontinued operations. Income from continuing operations for the fourth quarter of 2003 was $5.2 million, or $0.12 per diluted share.

For the year ended December 31, 2004, net income was $25.0 million, or $0.55 per diluted share compared with $49.1 million, or $1.10 per diluted share earned for 2003. Net income for 2004 included total after-tax net gains on the sales of securities of $3.2 million, or $0.07 per diluted share, impairment charges on certain bank assets totaling $2.3 million, or $0.05 per diluted share, net of taxes and the contract termination charges and reduction in income tax expense noted above. Net income for the 2003 period included income from discontinued operations of $20.8 million, or $0.46 per diluted share and after-tax net gains on the sales of rural banking offices of $2.3 million, or $0.05 per diluted share.

“We experienced significant loan growth and good core deposit generation in the fourth quarter,” commented J. Downey Bridgwater, President and Chief Executive Officer. “Also, as part of our announced expense management initiative, we terminated two consulting agreements at a cost of $1.2 million before taxes. Termination of these agreements and a reduction of related non-technical training programs and expenses will result in pre-tax savings of approximately $1.0 million annually.

“Sterling begins 2005 with strong fundamental operating trends. When combined with increasing short-term interest rates and our asset sensitive balance sheet, our improvements in 2004 cause us

Sterling Bancshares, Inc. News Release

January 25, 2005

to be excited about the new year,” added Mr. Bridgwater. “In 2005, our goal is to increase shareholder value by continuing our emphasis on building comprehensive business banking relationships through experienced bankers located in each of the Houston, Dallas and San Antonio markets we serve.”

Fourth Quarter Highlights

Net interest income was $35.8 million for the fourth quarter of 2004, an increase of $1.5 million from the third quarter of 2004. The net interest margin for the fourth quarter of 2004 was 4.72%, down slightly from the third quarter of 2004 and up 18 basis points from the 4.54% margin for the fourth quarter of 2003. The Federal Open Market Committee increased interest rates 125 basis points during the last six months of 2004 which contributed to the increase in net interest margin.

On average, total loans were up $92.8 million or 4.3% during the fourth quarter of 2004. Period-end total loans increased $118.5 million to $2.3 billion at December 31, 2004, up 5.3% from September 30, 2004, and up $187.9 million since December 31, 2003.

The allowance for credit losses at December 31, 2004 was $30.2 million and represented 1.29% of total period-end loans, up from 1.26% at September 30, 2004. At December 31, 2004, the allowance was 146.72% of nonperforming loans. The provision for credit losses for the fourth quarter of 2004 was $3.9 million compared with $2.1 million for the third quarter of 2004.

At December 31, 2004, nonperforming assets were $22.4 million or 0.95% of total loans and foreclosed properties compared to $36.2 million or 1.68% at December 31, 2003, an improvement of 38.2%. Net charge-offs for the fourth quarter of 2004 were $1.6 million or 0.28% annualized of average total loans, compared to $4.5 million or 0.85% annualized of average total loans in the fourth quarter of 2003.

Average total deposits for the fourth quarter of 2004 were $2.5 billion, up $58.6 million on a linked-quarter basis. The Company’s period-end core deposits at December 31, 2004 increased $50.3 million compared to September 30, 2004. Core deposits are a stable source of inexpensive funding for the Company. At December 31, 2004, noninterest-bearing deposits comprised 36.2% of total deposits, a ratio above most of the Company’s industry peers.

Noninterest income was $6.1 million in the fourth quarter of 2004, down $1.3 million compared with the fourth quarter of 2003. This decrease was primarily attributable to net pre-tax losses and impairment charges on trading assets of $762 thousand in the fourth quarter of 2004 and a net gain on the sale of banking offices of $277 thousand realized in the fourth quarter of 2003.

Noninterest expense for the fourth quarter of 2004 was $31.0 million, up $3.1 million as compared with the fourth quarter of 2003. This increase was due in part to pre-tax charges of $1.2 million related to the termination of certain consulting agreements, impairment charges on unused land held for sale of $279 thousand and pre-tax losses totaling $1.1 million related to contractual breaches by third parties in lease transactions. Additionally, the Company incurred various legal, audit and consulting fees totaling approximately $120 thousand for the fourth quarter of 2004 and $720 thousand for the year ended December 31, 2004, in connection with the Company’s compliance with the Sarbanes-Oxley Act of 2002.

The Company reduced income tax expense for the fourth quarter of 2004 by $1.2 million causing the effective tax rate on income to be 12.8% for the fourth quarter. This reduction was the result of the expiration of previous tax contingencies and refunds received, including the filing of various state and federal tax returns related to the Company’s mortgage-banking segment.

Sterling Bancshares, Inc. News Release

January 25, 2005

At December 31, 2004, Sterling had total assets of $3.3 billion, total loans of $2.3 billion and total deposits of $2.4 billion. Shareholders’ equity of $313 million at December 31, 2004 was 9.39% of total assets. Book value per common share at period-end was $6.95.

Conference Call

Downey Bridgwater and Stephen Raffaele invite investors and analysts to listen to the Company’s fourth quarter earnings conference call that will be broadcast live via telephone and over the Internet on Tuesday, January 25, 2005 at 11:00 AM Eastern Time. To participate, please visit the Investor Relations section of the Company’s web site at www.banksterling.com or call (847) 619-6398. An audio archive of the call will be available on the web site beginning Wednesday, January 26, 2005.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared. The Company does not assume any obligation to update the forward-looking statements. These statements provide our expectations but are not guarantees of future performance. There are several factors, many beyond our control, that could cause our results to differ significantly from expectations including adverse changes in the loan and lease portfolios and the resulting credit risk-related losses and expenses; potential inadequacy of our allowance for credit losses; and our ability to maintain or improve loan quality levels and origination volumes. Additional factors that could cause actual results or conditions to differ significantly from these forward-looking statements can be found in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s web site (www.sec.gov).

About Sterling Bancshares

Sterling Bancshares, Inc., is a Houston-based bank holding company with total assets of $3.3 billion, which operates 36 banking offices in the greater metro areas of Houston, San Antonio, and Dallas, Texas. These cities are the 4th, 8th and 9th largest in the United States based on population. The Company’s common stock is traded through the NASDAQ National Market System under the symbol “SBIB”.

–Tables to follow –

STERLING BANCSHARES, INC.

SELECTED FINANCIAL INFORMATION (Unaudited)

(dollars in thousands, except for per share data)

	Quarter Ended			Year Ended
	Dec. 31, 2004	Sep. 30, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003
Profitability
Income from continuing operations	$6,170	$6,486	$5,197	$24,963	$28,354
Income from discontinued operations	$—	$—	$694	$—	$20,756

Net income	$6,170	$6,486	$5,891	$24,963	$49,110

Earnings per common share from continuing operations (1)
Basic	$0.14	$0.14	$0.12	$0.56	$0.64
Diluted	$0.14	$0.14	$0.12	$0.55	$0.64
Earnings per common share from discontinued operations (1)
Basic	$—	$—	$0.01	$—	$0.47
Diluted	$—	$—	$0.01	$—	$0.46
Earnings per common share (1)
Basic	$0.14	$0.14	$0.13	$0.56	$1.11
Diluted	$0.14	$0.14	$0.13	$0.55	$1.10

Return on average common equity (2)
Total	7.86%	8.51%	8.08%	8.23%	18.18%
Continuing operations	7.86%	8.51%	7.13%	8.23%	10.50%
Return on average assets (2)
Total	0.74%	0.82%	0.78%	0.78%	1.48%
Continuing operations	0.74%	0.82%	0.68%	0.78%	0.86%

Net interest margin	4.72%	4.75%	4.54%	4.65%	4.68%
Efficiency ratio	73.91%	71.86%	72.12%	71.92%	64.96%

Liquidity and Capital Ratios
Average loans to average deposits	91.98%	90.36%	88.81%	89.32%	99.91%
Period-end shareholders’ equity to total assets	9.39%	9.50%	9.12%	9.39%	9.12%
Average shareholders’ equity to average assets	9.45%	9.67%	9.61%	9.52%	8.16%
Period-end tangible capital to total tangible assets	7.61%	7.66%	7.24%	7.61%	7.24%
Tier 1 capital to risk-weighted assets	11.78%	12.34%	12.30%	11.78%	12.30%
Total capital to risk-weighted assets	14.55%	15.23%	15.40%	14.55%	15.40%
Tier 1 leverage ratio (Tier 1 capital to average assets)	10.15%	10.42%	10.38%	10.15%	10.38%

Other Data
Shares used in computing earnings per common share
Basic	44,977	44,881	44,425	44,839	44,180
Diluted	45,470	45,360	44,889	45,278	44,648
End of period common shares outstanding	45,068	44,917	44,642	45,068	44,642
Book value per common share at period-end
Total	$6.95	$6.84	$6.55	$6.95	$6.55
Tangible	$5.52	$5.40	$5.09	$5.52	$5.09
Cash dividends paid per common share	$0.050	$0.050	$0.045	$0.200	$0.180
Common stock dividend payout ratio	36.42%	34.59%	33.92%	35.91%	16.19%
Full-time equivalent employees	961	994	1,036	961	1,036
Number of banking offices	36	36	37	36	37

STERLING BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(dollars in thousands)

	Dec. 31, 2004	Sep. 30, 2004	Jun. 30, 2004	Mar. 31, 2004	Dec. 31, 2003
ASSETS
Cash and cash equivalents	$88,439	$94,802	$131,489	$118,240	$136,764
Interest-bearing deposits in financial institutions	595	1,175	1,600	1,324	1,358
Trading assets	36,720	123,880	92,751	137,623	172,825
Available-for-sale securities, at fair value	540,704	531,702	473,787	542,636	522,936
Held-to-maturity securities, at amortized cost	117,414	78,087	45,385	39,053	42,157

Loans held for sale	6,881	7,036	13,895	10,730	26,308
Loans held for investment	2,338,096	2,219,397	2,153,589	2,137,245	2,130,731

Total loans	2,344,977	2,226,433	2,167,484	2,147,975	2,157,039
Allowance for credit losses	(30,232)	(27,959)	(27,329)	(26,609)	(30,722)

Loans, net	2,314,745	2,198,474	2,140,155	2,121,366	2,126,317

Premises and equipment, net	40,171	41,683	43,679	48,572	48,541
Real estate acquired by foreclosure	1,536	3,731	2,608	1,497	2,124
Goodwill	62,480	62,480	62,480	62,480	62,933
Core deposit intangible, net	1,839	1,954	2,078	2,202	2,326
Accrued interest receivable	11,964	10,986	10,787	12,203	12,046
Other assets	119,463	85,095	83,409	76,089	76,553

TOTAL ASSETS	$3,336,070	$3,234,049	$3,090,208	$3,163,285	$3,206,880

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$884,017	$879,125	$845,874	$862,729	$834,313
Interest-bearing demand	970,281	919,822	977,943	911,983	929,577
Certificates and other time deposits	589,669	593,236	664,788	731,640	654,479

Total deposits	2,443,967	2,392,183	2,488,605	2,506,352	2,418,369
Other borrowed funds	420,575	377,750	149,750	201,950	324,160
Subordinated debt	47,162	47,360	45,254	48,319	46,533
Junior subordinated debt (3)	82,475	82,475	82,475	82,475	82,475
Accrued interest payable and other liabilities	28,719	26,916	26,860	24,329	42,747

Total liabilities	3,022,898	2,926,684	2,792,944	2,863,425	2,914,284

COMMITMENTS AND CONTINGENCIES	—	—	—	—	—

SHAREHOLDERS’ EQUITY
Convertible preferred stock	—	20	20	20	20
Common stock	45,068	44,917	44,853	44,756	44,642
Capital surplus	54,522	51,565	50,853	50,036	48,953
Retained earnings	213,814	209,893	205,651	200,818	197,819
Accumulated other comprehensive income, net of tax	(232)	970	(4,113)	4,230	1,162

Total shareholders’ equity	313,172	307,365	297,264	299,860	292,596

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,336,070	$3,234,049	$3,090,208	$3,163,285	$3,206,880

STERLING BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(dollars in thousands, except for per share data)

	Quarter Ended					Year Ended
	Dec. 31, 2004	Sep. 30, 2004	Jun. 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003
Interest income:
Loans, including fees	$37,131	$34,635	$33,023	$33,234	$32,766	$138,023	$154,358
Securities:
Taxable	5,750	5,560	4,977	5,020	3,864	21,307	10,947
Non-taxable	603	520	464	455	489	2,042	2,266
Trading assets	1,032	1,084	991	1,462	977	4,569	3,567
Federal funds sold	33	25	23	20	63	101	176
Deposits in financial institutions	11	13	16	15	16	55	69

Total interest income	44,560	41,837	39,494	40,206	38,175	166,097	171,383

Interest expense:
Demand and savings deposits	1,513	1,239	1,080	953	1,016	4,785	4,752
Certificates and other time deposits	3,048	3,006	3,275	3,365	3,094	12,694	14,608
Other borrowed funds	1,849	1,047	586	681	504	4,163	4,921
Notes payable	—	—	—	—	128	—	585
Subordinated debt	747	678	620	595	598	2,640	1,903
Junior subordinated debt (3)	1,637	1,616	1,587	1,591	1,592	6,431	6,379

Total interest expense	8,794	7,586	7,148	7,185	6,932	30,713	33,148

Net interest income	35,766	34,251	32,346	33,021	31,243	135,384	138,235
Provision for credit losses	3,854	2,115	2,781	3,500	3,000	12,250	17,698

Net interest income after provision for credit losses	31,912	32,136	29,565	29,521	28,243	123,134	120,537

Noninterest income:
Customer service fees	3,338	3,589	3,688	3,921	3,853	14,536	16,214
Net gain on the sale of banking offices	—	—	—	—	277	—	3,517
Net gain on the sale of securities	360	310	4,128	143	531	4,941	905
Net gain (loss) on trading assets	(762)	(192)	154	348	154	(452)	1,186
Other	3,197	3,088	2,807	2,805	2,614	11,897	11,448

Total noninterest income	6,133	6,795	10,777	7,217	7,429	30,922	33,270

Noninterest expense:
Salaries and employee benefits	15,900	17,510	17,175	17,687	15,609	68,272	65,525
Occupancy expense	4,041	3,945	3,743	3,597	3,656	15,326	15,364
Technology	1,559	1,643	1,537	1,388	1,452	6,127	5,170
Professional fees	3,209	1,333	1,395	1,062	1,324	6,999	4,624
Postage, delivery and supplies	742	746	816	875	838	3,179	3,474
Marketing	282	250	539	386	418	1,457	1,498
Core deposit intangible amortization	114	125	124	124	126	487	465
Other	5,120	3,943	4,756	3,943	4,469	17,762	15,296

Total noninterest expense	30,967	29,495	30,085	29,062	27,892	119,609	111,416

Income before income taxes	7,078	9,436	10,257	7,676	7,780	34,447	42,391
Provision for income taxes	908	2,950	3,184	2,442	2,583	9,484	14,037

Income from continuing operations	$6,170	$6,486	$7,073	$5,234	$5,197	$24,963	$28,354

Income from discontinued operations before income taxes	—	—	—	—	1,101	—	45,820
Provision for income taxes	—	—	—	—	407	—	25,064

Income from discontinued operations:	—	—	—	—	694	—	20,756

Net income	$6,170	$6,486	$7,073	$5,234	$5,891	$24,963	$49,110

Earnings per share from continuing operations (1):
Basic	$0.14	$0.14	$0.16	$0.12	$0.12	$0.56	$0.64

Diluted	$0.14	$0.14	$0.16	$0.12	$0.12	$0.55	$0.64

Earnings per share (1):
Basic	$0.14	$0.14	$0.16	$0.12	$0.13	$0.56	$1.11

Diluted	$0.14	$0.14	$0.16	$0.12	$0.13	$0.55	$1.10

STERLING BANCSHARES, INC.

SELECTED FINANCIAL INFORMATION (Unaudited)

(dollars in thousands)

	Quarter Ended
	Dec. 31, 2004			Sep. 30, 2004
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest-Earning Assets:
Loans held for sale	$6,228	$108	6.91%	$14,356	$304	8.43%
Loans held for investment:
Taxable	2,259,213	36,961	6.51%	2,158,193	34,268	6.32%
Non-taxable	3,881	62	6.36%	3,953	63	6.34%
Securities:
Taxable	569,267	5,750	4.02%	520,018	5,560	4.25%
Non-taxable	61,598	603	3.90%	49,108	520	4.21%
Trading assets	106,950	1,032	3.84%	113,252	1,084	3.81%
Federal funds sold	7,344	33	1.79%	6,980	25	1.43%
Deposits in financial institutions	1,861	11	2.25%	1,471	13	3.58%

Total interest-earning assets	3,016,342	44,560	5.88%	2,867,331	41,837	5.80%

Noninterest-earning assets	288,599			271,561

Total Assets	$3,304,941			$3,138,892

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,008,152	1,513	0.60%	$959,840	1,239	0.51%
Certificates and other time	576,132	3,048	2.10%	614,241	3,006	1.95%
Other borrowed funds	368,600	1,849	2.00%	270,682	1,047	1.54%
Subordinated debt	47,274	747	6.29%	45,905	678	5.87%
Junior subordinated debt (3)	82,475	1,637	7.90%	82,475	1,616	7.80%

Total interest-bearing liabilities	2,082,633	8,794	1.68%	1,973,143	7,586	1.53%

Noninterest-bearing sources:
Noninterest-bearing liabilities	910,013			862,246
Shareholders’ equity	312,295			303,503

Total Liabilities and Shareholders’ Equity	$3,304,941			$3,138,892

Net Interest Income & Margin		$35,766	4.72%		$34,251	4.75%

STERLING BANCSHARES, INC.

SELECTED FINANCIAL INFORMATION (Unaudited)

(dollars in thousands)

	Year Ended
	Dec. 31, 2004			Dec. 31, 2003
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest-Earning Assets:
Loans held for sale	$10,340	$727	7.03%	$441,377	$23,965	5.43%
Loans held for investment:
Taxable	2,176,445	137,039	6.30%	2,019,903	130,102	6.44%
Non-taxable	4,021	257	6.39%	4,558	291	6.38%
Securities:
Taxable	536,793	21,307	3.97%	293,198	10,947	3.73%
Non-taxable	48,791	2,042	4.19%	51,560	2,266	4.39%
Trading assets	124,272	4,569	3.68%	125,722	3,567	2.84%
Federal funds sold	8,728	101	1.16%	17,763	176	0.99%
Deposits in financial institutions	1,672	55	3.28%	1,392	69	4.96%

Total interest-earning assets	2,911,062	166,097	5.71%	2,955,473	171,383	5.80%

Noninterest-earning assets	278,986			357,807

Total Assets	$3,190,048			$3,313,280

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$961,059	4,785	0.50%	$898,377	4,752	0.53%
Certificates and other time	655,488	12,694	1.94%	664,923	14,608	2.20%
Other borrowed funds	275,045	4,163	1.51%	392,548	4,921	1.25%
Notes payable	—	—	—	18,667	585	3.13%
Subordinated debt	46,647	2,640	5.66%	34,649	1,903	5.49%
Junior subordinated debt (3)	82,475	6,431	7.80%	82,475	6,379	7.73%

Total interest-bearing liabilities	2,020,714	30,713	1.52%	2,091,639	33,148	1.58%

Noninterest-bearing sources:
Noninterest-bearing liabilities	865,710			951,220
Shareholders’ equity	303,624			270,421

Total Liabilities and Shareholders’ Equity	$3,190,048			$3,313,280

Net Interest Income & Margin		$135,384	4.65%		$138,235	4.68%

STERLING BANCSHARES, INC.

SELECTED FINANCIAL INFORMATION (Unaudited)

(dollars in thousands)

	Quarter Ended
	Dec. 31, 2004	Sep. 30, 2004	Jun. 30, 2004	Mar. 31, 2004	Dec. 31, 2003
Condensed Average Balance Sheet
Loans held for sale	$6,228	$14,356	$11,568	$9,210	$14,292
Loans held for investment	2,263,094	2,162,146	2,148,646	2,147,272	2,081,444

Total loans	2,269,322	2,176,502	2,160,214	2,156,482	2,095,736
Securities	630,865	569,126	572,469	569,559	459,945
Trading assets	106,950	113,252	113,392	163,807	147,675
Other earning assets	9,205	8,451	11,583	12,395	29,784

Total earning assets	3,016,342	2,867,331	2,857,658	2,902,243	2,733,140
Goodwill	62,480	62,481	62,480	62,715	57,955
Core deposit intangible, net	1,887	2,010	2,142	2,266	2,481
Other assets	224,232	207,070	212,226	213,956	218,450

Total assets	$3,304,941	$3,138,892	$3,134,506	$3,181,180	$3,012,026

Noninterest bearing deposits	$882,977	$834,566	$819,189	$808,109	$842,748
Interest-bearing deposits:
Demand and savings	1,008,152	959,840	934,732	941,006	908,949
Certificates and other time deposits	552,368	554,830	552,292	559,189	558,757
Brokered deposits	23,764	59,411	160,991	160,431	49,405

Total deposits	2,467,261	2,408,647	2,467,204	2,468,735	2,359,859
Other borrowed funds	368,600	270,682	212,123	247,794	172,627
Notes payable	—	—	—	—	16,598
Subordinated debt	47,274	45,905	46,298	47,112	46,607
Junior subordinated debt (3)	82,475	82,475	82,475	82,475	82,475
Accrued interest payable and other liabilities	27,036	27,680	25,205	38,012	44,272

Total liabilities	2,992,646	2,835,389	2,833,305	2,884,128	2,722,438
Shareholders’ equity	312,295	303,503	301,201	297,052	289,588

Total liabilities and shareholders’ equity	$3,304,941	$3,138,892	$3,134,506	$3,181,180	$3,012,026

	Dec. 31, 2004	Sep. 30, 2004	Jun. 30, 2004	Mar. 31, 2004	Dec. 31, 2003
Period-end Loans:
Loans held for sale	$6,881	$7,036	$13,895	$10,730	$26,308
Loans held for investment:
Commercial and industrial	684,440	628,287	615,055	624,600	666,767
Real estate:
Commercial	1,018,264	964,253	922,135	885,041	829,704
Construction and development	363,218	340,916	326,382	323,978	327,368
Residential mortgage	179,623	193,509	191,121	201,541	201,948
Consumer/other	92,551	92,432	98,896	102,085	104,944

Loans held for investment	2,338,096	2,219,397	2,153,589	2,137,245	2,130,731

Total period-end loans	$2,344,977	$2,226,433	$2,167,484	$2,147,975	$2,157,039

Period-end Deposits:
Noninterest-bearing demand	$884,017	$879,125	$845,874	$862,729	$834,313
Interest-bearing demand	970,281	919,822	977,943	911,983	929,577
Certificates and other time deposits:
Jumbo	345,785	344,560	341,691	339,023	386,914
Regular	197,561	202,572	205,838	209,830	212,799
Brokered deposits	46,323	46,104	117,259	182,787	54,766

Total period-end deposits	$2,443,967	$2,392,183	$2,488,605	$2,506,352	$2,418,369

STERLING BANCSHARES, INC.

SELECTED FINANCIAL INFORMATION (Unaudited)

(dollars in thousands)

	Quarter Ended					Year Ended
	Dec. 31 2004	Sep. 30, 2004	Jun. 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Dec. 31 2004	Dec. 31 2003
Allowance for Credit Losses
Allowance for credit losses at beginning of period	$27,959	$27,329	$26,609	$30,722	$31,350	$30,722	$27,248
Charge-offs:
Commercial, financial, and industrial	1,315	1,570	1,906	5,574	4,282	10,365	10,597
Real estate, mortgage and construction	190	201	719	2,295	399	3,405	4,486
Consumer	374	355	218	499	271	1,446	1,590

Total charge-offs	1,879	2,126	2,843	8,368	4,952	15,216	16,673

Recoveries:
Commercial, financial, and industrial	208	568	732	586	380	2,094	1,447
Real estate, mortgage and construction	53	6	9	91	6	159	157
Consumer	37	67	41	78	83	223	343

Total recoveries	298	641	782	755	469	2,476	1,947

Net charge-offs	1,581	1,485	2,061	7,613	4,483	12,740	14,726
Allowance associated with acquired institution	—	—	—	—	855	—	855
Allowance sold with divestiture	—	—	—	—	—	—	353
Provision for credit losses	3,854	2,115	2,781	3,500	3,000	12,250	17,698

Allowance for credit losses at end of period	$30,232	$27,959	$27,329	$26,609	$30,722	$30,232	$30,722

Nonperforming Assets
Nonperforming loans – nonaccrual	$20,605	$12,028	$10,806	$16,369	$33,887	$20,605	$33,887
Real estate acquired by foreclosure	1,536	3,731	2,608	1,497	2,124	1,536	2,124
Other repossessed assets	216	552	273	1,189	169	216	169

Total nonperforming assets	$22,357	$16,311	$13,687	$19,055	$36,180	$22,357	$36,180

Potential problem loans	$54,293	$62,417	$62,638	$66,055	$66,482	$54,293	$66,482

Accruing loans past due 90 days or more	$2,395	$1,195	$3,987	$21	$35	$2,395	$35

Ratios
Period-end allowance for credit losses to period-end loans	1.29%	1.26%	1.26%	1.24%	1.42%	1.29%	1.42%
Net charge-offs to average loans (2)	0.28%	0.27%	0.38%	1.42%	0.85%	0.58%	0.60%
Period-end allowance for credit losses to nonperforming loans	146.72%	232.45%	252.91%	162.56%	90.66%	146.72%	90.66%
Nonperforming assets to period-end loans, real estate acquired by foreclosure and other repossessed assets	0.95%	0.73%	0.63%	0.89%	1.68%	0.95%	1.68%
Nonperforming loans to period-end loans	0.88%	0.54%	0.50%	0.76%	1.57%	0.88%	1.57%
Nonperforming assets to period-end assets	0.67%	0.50%	0.44%	0.60%	1.13%	0.67%	1.13%

STERLING BANCSHARES, INC.

DISCONTINUED OPERATIONS INCOME STATEMENTS (Unaudited)

(dollars in thousands, except for per share data)

	Quarter Ended					Year Ended
	Dec. 31, 2004	Sep. 30, 2004	Jun. 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003
Net interest income after provision for credit losses	$—	$—	$—	$—	$—	$—	$(4,407)

Noninterest income:
Gain on the sale of mortgage loans	—	—	—	—	—	—	34,621
Mortgage origination income	—	—	—	—	—	—	23,823
Gain on the sale of Sterling Capital Mortgage Company	—	—	—	—	1,800	—	47,783
Other	—	—	—	—	—	—	8,064

Total noninterest income	—	—	—	—	1,800	—	114,291

Noninterest expense:
Salaries and employee benefits	—	—	—	—	—	—	24,246
Occupancy expense	—	—	—	—	—	—	9,420
Technology	—	—	—	—	—	—	878
Professional fees	—	—	—	—	—	—	773
Postage, delivery and supplies	—	—	—	—	—	—	2,581
Mortgage servicing rights amortization and impairment	—	—	—	—	—	—	16,615
Minority interest expense	—	—	—	—	—	—	40
Other	—	—	—	—	699	—	9,511

Total noninterest expense	—	—	—	—	699	—	64,064

Income from discontinued operations before income taxes	—	—	—	—	1,101	—	45,820
Provision for income taxes	—	—	—	—	407	—	25,064

Income from discontinued operations	$—	$—	$—	$—	$694	$—	$20,756

Earnings per share from discontinued operations:
Basic	$—	$—	$—	$—	$0.01	$—	$0.47

Diluted	$—	$—	$—	$—	$0.01	$—	$0.46

STERLING BANCSHARES, INC.

FOOTNOTES TO EARNINGS RELEASE

(1)	Earnings per share in each quarter from continuing operations, discontinued operations and net income is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year. Thus, the sum for the quarters and net income from continuing and discontinued operations earnings per share does not necessarily equal the full period and net income earnings per share.

(2)	Interim periods annualized.

(3)	On January 1, 2004, the Company adopted FIN 46R, Consolidation of Variable Interest Entities. Upon adoption, the trusts that previously issued the outstanding company-obligated mandatorily redeemable trust preferred securities were deconsolidated from the Company’s consolidated financial statements. Instead, the junior subordinated debentures issued by the Company to these subsidiary trusts are shown as liabilities in the consolidated balance sheets and interest expense associated with the junior subordinated debentures are shown in the consolidated statements of income. The consolidated financial statements and resultant interest yields and other financial ratios have been restated to reflect the adoption of FIN 46R. Adoption of FIN 46R did not affect previously reported amounts for net income or equity.